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                                                                    EXHIBIT 10.1

                             PREFERRED SHIP MORTGAGE

         This Preferred Ship Mortgage is made as of January 18, 2000 by Princesa Partners, a Florida general partnership having its principal office at 100 S. Biscayne Boulevard, Suite 850, Miami, Florida (the "Mortgagor") in favor of The National City Bank of Evansville, having its principal office at 227 Main Street, Evansville, Illinois, (the "Mortgagee").

                                    RECITALS

FIRST: The Mortgagor is the sole owner of the whole (100%) of the vessel Princesa, official number 1073261, which is documented under and pursuant to the laws of the United States of America.

SECOND: By the terms of a Loan Agreement dated January 18, 2000 (as amended, modified, supplemented or restated from time to time and hereinafter referred to as the "Loan Agreement") the Mortgagee has agreed to extend to Bayfront Ventures a committed line of credit in an aggregate amount not to exceed $500,000 outstanding at any one time as evidenced by a note dated January 18, 2000 (the "Note").

THIRD: The Mortgagor has agreed to guarantee payment of Bayfront Ventures' obligations (the "Obligations"). The guaranty is evidenced by a Guaranty dated January 18, 2000 (hereinafter the "Guaranty").

FOURTH: Mortgagor has executed, and the vessel Princesa is subject to, a First Preferred Ship Mortgage dated October 15, 1998.

FIFTH: The Mortgagor has duly authorized and directed the execution of this Mortgage as a preferred ship mortgage under the Ship Mortgage Act, 1920, as amended and recodified, 46 U.S.C. Section 31321 et. seq. (the "Ship Mortgage Act") on the said vessel.

         NOW, THEREFORE, in order to secure the Guaranty and in consideration of the premises and in order to induce the Mortgagee to make or maintain the advances pursuant to the Loan Agreement and evidenced by the Note and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         THE MORTGAGOR hereby grants, bargains, sells, conveys, transfers, assigns, releases, pledges, grants a security interest in, sets over, hypothecates and mortgages unto the Mortgagee, its successors and assigns, the whole (100%) of the vessel described on (Schedule A) attached hereto together with all of its engines, boilers, machinery, covers, masts, bowsprits, boats, spars, anchors, cables, chains, rigging, tackle, capstans, fittings, tools, pumps and pumping equipment, gear, apparel, furniture, equipment, spare parts, supplies, accessions and accessories and all other appurtenances thereunto appertaining and belonging, whether now owned or hereafter acquired, whether on board or not and also any and all additions, improvements and replacements hereafter made in, for or to the Vessel, or



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any part thereof, or in or to its equipment and appurtenances aforesaid, and all earnings, hire, freight or other monies obtained through the use and operation thereof and all proceeds of the foregoing (all of the foregoing referred to herein as the 'Vessel");

         TO HAVE AND TO HOLD the Vessel unto the use and benefit of Mortgagee, its successors and assigns, and to their own use and benefit forever;

         PROVIDED, HOWEVER, that if Bayfront Ventures shall pay or cause to be paid in full to Mortgagee all outstanding and unpaid Obligations, and if the Lender shall have no obligation to advance additional funds to Bayfront Ventures under the Loan Agreement, then upon payment by the Mortgagor of any recording or other fees attendant to filing the satisfaction of this Mortgage with the United States Coast Guard and thenceforth this Mortgage and everything herein contained shall cease and be null and void; otherwise this Mortgage shall be and remain in full force and effect; and

         FURTHER PROVIDED, HOWEVER, that the Vessel is mortgaged to the Mortgagee subject to the following further representations, warranties, covenants, agreements, conditions and provisions of this Mortgage.

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

         The Mortgagor hereby represents, warrants, and agrees as follows:

         1.1 Mortgage is Legal, Valid and Binding. This Mortgage constitutes a legal, valid and binding obligation of Mortgagor and, upon the filing hereof with the United States Coast Guard National Vessel Documentation Center creates a preferred ship mortgage in the Vessel which is enforceable against Mortgagor in accordance with its terms.

         1.2 Title to Vessel. The Mortgagor is the sole, true and lawful owner and is lawfully possessed of the Vessel, and the Mortgagor owns all right, title and interest in and to the Vessel free and clear of all complaints in rem, libels, liens (maritime or otherwise), charges, claims, security interests, mortgages or other encumbrances of any kind or nature except such as are permitted by the terms of Section 2.10.

         1.3 Citizen of United States. Mortgagor is a citizen of the United States within the meaning of the Shipping Act, 1916, as amended, for the purpose of operating the Vessel in coastwise trade and is entitled to own and operate the Vessel under its marine documents.


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                                   ARTICLE II

                                    COVENANTS

         Mortgagor covenants and agrees as follows:

         2.1 Covenants in Loan Agreement. Mortgagor will fully perform all covenants, agreements, obligations and conditions required of Mortgagor in the Loan Agreement.

         2.2 Maintain Citizenship and Documentation of Vessel. The Mortgagor will at all times maintain the Vessel, so long as it shall be subject to the lien hereof as a vessel of the United States and shall maintain the documentation of the Vessel under the laws of the United States, and will maintain the same hailing port for the Vessel as set forth in its original documentation papers unless a change of said port is authorized by the Mortgagee. Mortgagor shall continue to be a citizen of the United States entitled to own and operate the Vessel in the U.S. coastwise trade under its marine documents, which Mortgagor shall maintain in full force and effect.

          2.3 Title to Vessel. Except to the limited extent permitted under
Section 2.11 of this Mortgage, Mortgagor shall continue to own and possess the whole of the Vessel free from all complaints in rem, libels, liens (maritime or otherwise), charges, claims, security interests, mortgages, pledges or other encumbrances of any kind or nature (except in favor of Mortgagee). The Mortgagor hereby does and will forever warrant and defend the title and possession of the Vessel, and each part thereof, for the benefit of the Mortgagee, against any and all claims and demands whatsoever.

         2.4 Preservation of Mortgage Lien. The Mortgagor will comply with and satisfy all provisions of law, including without limitation the Ship Mortgage Act, and will take any and all such other action as may be required from time to time in order to establish and maintain this Mortgage as a valid and perfected preferred ship mortgage under the Ship Mortgage Act on the Vessel in accordance with the terms hereof.

         2.5 Transfer of Vessel. The Mortgagor shall not sell or transfer the Vessel, or place or permit the Vessel to be placed under any foreign registration or flag or change the hailing port of the Vessel, or do or suffer or permit anything to be done, including placing the Vessel under charter, which can or might adversely affect the registration or documentation of the Vessel under the laws or regulations of the United States, without the prior written consent of the Mortgagee.

         2.6 Taxes. The Mortgagor will from time to time pay or discharge or cause to be paid or discharged, as they become due and payable, all taxes, assessments, and governmental charges levied or assessed or imposed upon the Vessel.

         2.7 Seizure of Vessel. If the Vessel shall at any time, while subject to the lien hereof, be libeled, seized, detained, levied or attached under process or color of legal authority for any cause whatsoever, the Mortgagor will forthwith notify the Mortgagee in


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writing and, without expense to the Mortgagee, within ten (10) days from the time of such libel, seizure, detention, levy or attachment, either shall cause the Vessel to be released by filing an undertaking or stipulation or otherwise as may be lawfully permitted or shall furnish the Mortgagee additional security of a value acceptable to the Mortgagee. If the Mortgagor shall fail or neglect to furnish additional security to the Mortgagee or otherwise to release the Vessel from libel, seizure, detention, levy or attachment, the Mortgagee may (but need not) furnish security to release the Vessel, and if, as a result of such libel, seizure or attachment, the Vessel shall be sold at a marshal's sale or otherwise under legal process, any insurance money, excess proceeds and other sums recoverable with respect to the Vessel shall be paid to the Mortgagee and held in escrow until such time as all Obligations are paid or the Mortgagee has no further obligation to extend credit under the Credit Agreement.

         2.8 Insurance. The Mortgagor will obtain and maintain insurance with respect to the Vessel as required by the terms of the Preferred Ship Mortgage dated as of October 15, 1998, in favor of the Mortgagee individually and as agent for certain lenders (the "Prior Mortgage").

         2.9 Operation and Maintenance of Vessel. The Mortgagor will operate or take all actions necessary to cause the Vessel to be operated in full compliance with (a) each applicable law, treaty, convention, order, rule or regulation of the United States, any state or any other jurisdiction (foreign or otherwise) wherein operated or any department or agency thereof, including without limitation the Federal Maritime Commission, the U.S. Maritime Administration, the United States Department of Transportation, the United States Coast Guard, the Bureau of Customs, the United States Department of the Treasury and the Federal Communications Commission. The Mortgagor will not remove the Vessel from the limits of the United States except in the ordinary course of Mortgagor's "gaming cruises to no-where" and subsequent return to the limits of the United States. The Mortgagor will at all times and at its own cost and expense maintain and preserve the Vessel in good condition, working order and repair, ordinary wear and tear excepted, and will cause the Vessel to be kept fully equipped and such equipment to be kept in good condition, working order and repair, ordinary wear and tear excepted; provided, however, that Mortgagor shall make no structural changes or alterations in the Vessel in excess of $25,000 without the prior written consent of Mortgagee in each instance.

         2.10 Creation of Liens. Neither the Mortgagor nor any other Person (including without limitation any master or charterer of the Vessel) has or shall have any right, power or authority to suffer, create, incur or permit to be placed or imposed upon the Vessel, or any part thereof, or any of its cargo, freights, profits or hire, any lien whatsoever other than (a) the lien of this Mortgage or other liens in favor of Mortgagee or permitted under the loan agreement dated October 15, 1998, (b) liens for damages arising out of tort, (c) liens for crew's wages, (d) liens for general average or salvage (including contract salvage), (e) maritime and other liens for repair, services, and supplies to the Vessel arising in the ordinary course of business; provided, however, that any permitted lien for repairs, services or supplies under Subsection (e) above shall be subject and subordinate to the lien of this Mortgage and further provided, however, that the Mortgagor shall, no later than 20 days after


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they become due, pay, satisfy or discharge any and all claims which, if unpaid, might constitute or become liens or charges upon the Vessel, and any liens or charges which may be levied against or imposed upon the Vessel, or (f) the Prior Mortgage.

         2.11 Requisition of Title to Vessel. In the event that title or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any agent thereof, the lien of this Mortgage shall be deemed to attach to the claim for compensation and, to the extent available after satisfaction of the requirements of the Prior Mortgage, the compensation, purchase price, reimbursement or award shall be payable to the Mortgagee. The Mortgagor shall promptly execute and deliver such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

         2.12 Notice of Loss or Adverse Claim. In the event of (a) the actual total loss of the Vessel (b) any requisition of the use of or title to, or seizure or forfeiture of, the Vessel by any governmental authority or any other party, or the attachment, levying upon, filing of an action in rem against, detention, sequestration or taking into custody of the Vessel in connection with any proceeding, (c) any marshal's or other sale of the Vessel, or (d) any casualty, accident or damage to the Vessel involving an amount in excess of $25,000, Mortgagor shall forthwith give notice by letter and telecopy to the Mortgagee.

         2.13 Copies of Mortgage and Notice. Mortgagor shall carry, or cause to be carried, a certified copy of this Mortgage and of any amendments and supplements hereto, or assignments hereof, with the Vessel's documents and on board the Vessel with the ship's papers and will exhibit the same or cause the same to be exhibited, on demand, to any Person having business with the Vessel and to any representative of the Mortgagee. Unless otherwise approved by the Mortgagee, a notice reading as follows, printed in plain type of such size that it shall cover a space not less than six inches wide by nine inches high, protected from exposure to the elements, shall be kept prominently displayed in the wheelhouse and in the Captain's cabin on the Vessel:

                               Notice of Mortgage

         This Vessel is covered by a Preferred Ship Mortgage from PRINCESA PARTNERS, the Mortgagor to The National City Bank of Evansville, the Mortgagee."

         2.14 Further Action. From time to time Mortgagor shall, and the Mortgagee may on behalf of Mortgagor, execute and deliver such other and further instruments and assurances and take such other actions as in the opinion of Mortgagee's counsel may reasonably be required to subject the Vessel more effectually to the lien hereof and to the payment of the Obligations and for operation of the Vessel as herein provided, and (in case of an Event of Default) to effectuate sales as provided in Article III hereof


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                                   ARTICLE III

                                     DEFAULT

         3.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an "Event of Default):

         (a) An Event of Default as defined therein shall occur under the Loan Agreement;

         (b) The Mortgagor shall fail to perform any covenant herein contained.

         3.2 Remedies. If an Event of Default shall have occurred and be continuing, then the Mortgagee may, in every case and concurrently or separately:

         (a) Exercise any or all remedies available to Mortgagee under the Loan Agreement, including without limitation acceleration of payment of all Obligations and termination of any obligation to advance additional monies to Mortgagee;

         (b) Exercise all the rights and remedies provided (i) under this Mortgage; (ii) in foreclosure and otherwise given to mortgagees by the provisions of the Ship Mortgage Act and acts amendatory thereof and supplementary thereto; and (iii) to a secured party when a debtor is in default under a security agreement by the Indiana Uniform Commercial Code;

         (c) Exercise any other right or remedy provided by law or agreement, including without limitation the right to recover deficiency or other judgment for any amount due under the Loan Agreement or hereunder;

         (d) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Mortgagor or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from any sale thereof or from the exercise of any of the powers conferred by subparagraph (e) next following, all costs, expenses, charges, damages or losses by reason of such use and with the right to dock the Vessel free of charge at the Facilities (or elsewhere at Mortgagor's expense);

         (e) Demand, collect, receive, compromise and sue for, so far as may be permitted by law, in the name of the Mortgagor, all earnings, revenues, income and profits of the Vessel, all amounts due from insurers under any insurance thereon as payments of losses or as return premiums or otherwise, all salvage awards and recoveries, all recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for



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the same, and to endorse and accept in the name of the Mortgagor all instruments in writing with respect to the foregoing, and the Mortgagor does hereby irrevocably appoint the Mortgagee the true and lawful attorneys-in-fact of the Mortgagor, upon the happening of an Event of Default, to do all said acts; and

         (f) Take and enter into possession of the Vessel at any time, wherever the same may be, without legal process and, if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Vessel upon such terms and conditions as the Mortgagee may determine, free from any claim of or by the Mortgagor, at a public sale or sales after advertisement or at a private sale or sales after notice to the Mortgagor, at any place as the Mortgagee may specify and in such commercially reasonable manner as the Mortgagee may deem advisable.

         In any suit to enforce its rights, powers or remedies, the Mortgagee shall be entitled as a matter of right (i) to the appointment of a receiver or receivers of the Vessel and the earnings thereof with full rights and powers to use and operate the Vessel, and (ii) to a decree ordering and directing the sale and disposition of the Vessel. The Mortgagee may become the purchaser at the said sale, and the Mortgagee shall have the right to credit on the purchase price any and all sums of money due to the Mortgagee hereunder.

         Each and every right and remedy, herein given shall be cumulative and in addition to every other remedy given hereunder or otherwise existing. The exercise of any right or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right or remedy. No waiver, delay or omission by the Mortgagee in the exercise of any right or remedy accruing upon any Event of Default shall impair at such right or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein.

         3.3 Application of Moneys. The proceeds of any judicial or other sale of the Vessel and the net earnings from any management, charter, lease, operation or other use of the Vessel, under any of the powers specified in
Section 3.2, together with the proceeds of any insurance, claim for damages, or judgment and any other moneys received from or for the account of the Mortgagor pursuant hereto or otherwise shall be applied as follows:

         First: To the extent required, in the manner required by the terms of the Prior Mortgage.

         Second: To the payment of all expenses and charges including the expenses of any sale, the expenses of any retaking, attorneys' fees hereunder, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder or caused by Mortgagor's default hereunder or under the Loan Agreement, including advances made under Section 3.4 hereof, with interest at the Default Rate and, if and to the extent so determined by the Mortgagee, to the payment of, or to provide adequate indemnity against, liens claiming priority over or equality with this Mortgage.

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         Third: To the payment of the Obligations, including accrued interest to the date of such payment, in any order the Mortgagee may determine.

         Fourth: To the payment of any surplus thereafter remaining to the Mortgagor or to whomsoever shall be entitled thereto, subject to set-off in favor of Mortgagee for any other indebtedness of Mortgagor.

         In the event that the proceeds are not sufficient to pay the amounts specified in paragraphs "First" through "Third" above, the Mortgagee shall be entitled to collect any deficiency from the Mortgagor or any other person legally liable therefor.

         3.4 Advances and Entry by Mortgagee. If the Mortgagor shall default in the performance or observance of any of the covenants in this Mortgage, the Mortgagee may, in its discretion, do any act or make any expenditures Mortgagee deems necessary or appropriate to remedy such default or protect Mortgagee's rights, including, without limitation of the foregoing, the obtaining of insurance, the payment and discharge of taxes and liens, entry upon the Vessel to make repairs (and for that purpose docking and maintaining the Vessel) and defending suits. The Mortgagor shall reimburse the Mortgagee on demand, with interest at the Default Rate for any and all reasonable expenditures so made or incurred and for any and all damages or losses sustained by Mortgagee because of Mortgagor's defaults. Until the Mortgagor has so reimbursed the Mortgagee for such expenditures, advances and expenses, the amount thereof shall be a debt due from the Mortgagor to the Mortgagee, and payment thereof shall be secured by the lien of this Mortgage.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Notices. Notices permitted or required to be given hereunder shall be in writing and shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of (a) receipt by the party to which notice is given, or (b) on the fifth (5th) business day following the date such notice was deposited in the United States mail. Any notice to the Mortgagee shall be addressed to:

                  The National City Bank of Evansville
                  21 S.E. Third Street
                  Evansville, IN 47708

                  Attention:  Stuart G. Harrington
                              Executive Vice President


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                  Notices to the Mortgagor shall be addressed to:

                  Princesa Partners
                  c/o Goldcoast Entertainment Cruises, Inc.
                  100 South Biscayne Blvd., Suite 850
                  Miami, FL 33131
                  Attention:  Jerry Baum

                  with a copy to:
                  Conami, Inc.
                  3290 Lien Street
                  Rapid City, SD
                  Attention:  Jerry Baum

         4.2 Other Security. This Mortgage is given to secure the Obligations in addition to other security and/or guaranties that may now or hereafter secure the Obligations. The Mortgagee shall have no duty to exercise its rights or remedies under either this Mortgage or any other security or guaranty in any particular order, and the Mortgagor waives any right to require any marshalling of assets.

         4.3 Invalidity of Any Provision. If any provisions hereof shall be held invalid or unenforceable according to law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

         4.4 Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Mortgage shall bind and inure to the benefit of the Mortgagor and the Mortgagee and their respective successors and assigns; provided, however, that nothing in this Section shall be deemed to permit any sale or transfer of the Vessel otherwise prohibited hereunder.

         4.5 No Waiver. No provision of this Mortgage or any other document and none of the actions or omissions to act by the Mortgagee contemplated thereby shall be deemed to or shall constitute a waiver by the Mortgagee of the preferred status of this Mortgage or of any of the benefits, privileges or provisions given by the Ship Mortgage Act.

         4.6 Governing Law. This Mortgage shall be construed in accordance with the laws of the State of Indiana and the general maritime law; provided, however, that the parties shall be entitled to all rights conferred by any applicable federal statute, rule or regulation. Mortgagor hereby submits to the personal jurisdiction of the federal and state courts located in the State of Indiana in respect of all matters relating to this Mortgage.

         4.7 Amount and Maturity Date of Mortgage. The total amount of this Mortgage is $500,000 plus interest and performance of Mortgage covenants, the discharge amount is the same as the total amount and the maturity date of the
Note is March 1, 2001.



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         IN WITNESS WHEREOF the Mortgagor has caused this instrument to be executed in its name by as duly authorized officer as of the date above written.

In Presence of -

                                        PRINCESA PARTNERS

                                        By CONAMI, INC., Its General Partner


                                        By
                                          --------------------------------------
                                          Its President


State of South Dakota)
                     ) ss.
County of Pennington )


The foregoing instrument was acknowledged before me this _____________ day of ___________ 2000, by ___________________________ the _________________________
of CONAMI, INC., a Florida corporation, a general partner of PRINCESA PARTNERS, a Florida general partnership, on behalf of the partnership.





----------------------------
Notary Public



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